UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road Suite 284 Waltham, MA		02451
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (617) 600-7373

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 17, 2015, the board of directors (the “Board”) of Minerva Neurosciences, Inc. (the “Company”) adopted a Non-Employee Director Compensation Plan (the “Plan”), to be effective as of July 1, 2015, which sets forth the terms upon which non-employee directors will be compensated for their service on the Board. Under the terms of the Plan, each non-employee director will receive an annual cash retainer of $30,000 and the Chairman of the Board will receive an additional annual cash retainer of $50,000. The chairpersons of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will receive additional annual cash retainers of $15,000, $10,000 and $7,000, respectively. Other members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will receive additional annual cash retainers of $7,500, $5,000 and $3,500, respectively. Under the terms of the Plan, each newly elected non-employee member of the Board will also receive a one-time grant of an option to purchase 25,000 shares of the Company’s common stock promptly following election or appointment to the Board (the “Director Welcome Options”). The Director Welcome Options will vest quarterly over three years, provided that the applicable non-employee director is, as of such vesting date, then a director of the Company. In addition, each non-employee director will be granted options to purchase 12,500 shares of the Company’s common stock per year (the “Annual Grants”). The Annual Grants will vest in equal quarterly installments over one year, provided that the applicable non-employee director is, as of such vesting date, then a director of the Company. The foregoing description of the Plan is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of the Plan, which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The results of matters submitted to a stockholder vote at the Annual Meeting of Stockholders of the Company held on June 17, 2015 (the “2015 Annual Meeting”) in Boston, Massachusetts are as follows:

Proposal 1: Election of Directors. Two nominees were elected to serve on the Board until the 2018 annual meeting of stockholders and until their successors are elected and qualified with the votes set forth below:

Nominee	For	Withheld	Broker Non-Votes
Michèle Ollier, MD	14,072,204	20,742	1,997,300
Nico Vandervelpen	14,071,804	21,142	1,997,300

Proposal 2: Ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ended December 31, 2015. The selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015 was ratified with the votes set forth below:

For	Against	Abstain
16,074,112	8,973	7,161

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Minerva Neurosciences, Inc. Non-Employee Director Compensation Plan (effective July 1, 2015)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA NEUROSCIENCES, INC.

By:	/s/ Mark S. Levine
Name:	Mark S. Levine
Title:	Senior Vice President, General Counsel and Secretary

Date: June 18, 2015

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Minerva Neurosciences, Inc. Non-Employee Director Compensation Plan (effective July 1, 2015)